EXHIBIT 99.1

Simmons First National Corporation Announces Fourth Quarter Earnings Release Date and Conference Call

PINE BLUFF, Ark., Dec. 15, 2017 (GLOBE NEWSWIRE) -- Simmons First National Corp. (NASDAQ:SFNC) today announced it expects to release fourth quarter 2017 earnings at 5:00 p.m. CST on Monday, Jan. 22.  Management will conduct a live conference call to review this information beginning at 9:00 a.m. CST on Tuesday, Jan. 23.  Those interested can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corp. conference call, conference ID 9490927.  In addition, the call will be available live or in recorded version on the company’s website at www.simmonsbank.com.

Simmons First National Corp. is a financial holding company, headquartered in Pine Bluff, Ark., with total assets of $9.5 billion as of September 30, 2017 and proforma assets of approximately $14.9 billion conducting financial operations throughout Arkansas, Colorado, Kansas, Missouri, Oklahoma, Tennessee and Texas.   The company, directly and through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach. The company’s common stock trades on the NASDAQ Global Select Market under the symbol “SFNC.”

FOR MORE INFORMATION CONTACT:
DAVID W. GARNER
Executive Vice President and Investor Relations Officer
Simmons First National Corporation
(870) 541-1000